       As filed with the Securities and Exchange Commission on October 24, 2000
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                                 AT ROAD, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                                        94-3209170
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                             47200 Bayside Parkway
                               Fremont, CA 94538
                   (Address of principal executive offices)
                            _______________________


                            1996 Stock Option Plan
                            2000 Stock Option Plan
                       2000 Directors' Stock Option Plan
                       2000 Employee Stock Purchase Plan
                           (Full title of the Plans)
                            _______________________

                               Thomas C. Hoster
     Chief Financial Officer and Vice President, Finance & Administration
                                 AT ROAD, INC.
                             47200 Bayside Parkway
                               Fremont, CA 94538
                                (510) 668-1638
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                  Mark Weeks
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488


              (Calculation of Registration Fee on following page)

------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------

                                                                           Proposed           Proposed
                                                Maximum Amount             Maximum            Maximum           Amount of
     Title of Securities to be Registered          to be                   Offering           Aggregate       Registration
                                                Registered(1)              Price Per       Offering Price          Fee
                                                                            Share
------------------------------------------------------------------------------------------------------------------------------
1996 Stock Option Plan
  Common Stock, $0.0001 par value...........      4,298,609 shares        $3.603 (2)      $ 15,487,888.23       $ 4,088.80

2000 Stock Option Plan
  Common Stock, $0.0001 par value...........        250,000 shares        $ 9.00 (2)      $  2,250,000.00       $   594.00

  Common Stock, $0.0001 par value...........     11,766,164 shares        $6.438 (3)      $ 75,744,680.75       $19,996.60

2000 Directors' Stock Option Plan
  Common Stock, $0.0001 par value...........      1,200,000 shares        $6.438 (3)      $  7,725,000.00       $ 2,039.40

2000 Employee Stock Purchase Plan
  Common Stock, $0.0001 par value...........      5,850,000 shares        $5.472 (4)      $ 32,010,468.75       $ 8,450.76

            TOTAL                                23,364,773 shares                        $133,218,037.73       $35,169.56
            -----                                =================                        ===============       ==========

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low prices reported in the consolidated reporting system by The Nasdaq Stock Market on October 18, 2000.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices reported in the consolidated reporting system by The Nasdaq Stock Market on October 18, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on September 29, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 on September 12, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group and investment partnerships controlled by Venture Law Group beneficially own an aggregate of 48,005 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

               Exhibit No.
               -----------

               5.1       Opinion of Venture Law Group, a Professional
                         Corporation.

               23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

               23.2      Independent Auditors' consent.

               24.1      Powers of Attorney (See signature page).

_______________

Item 9.   Undertakings.
          -------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, AT ROAD, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this October 24, 2000.


                              AT ROAD, INC.



                              By: /s/ Thomas C. Hoster
                                  -------------------------------------------
                                  Thomas C. Hoster
                                  Chief Financial Officer and Vice President,
                                  Finance and Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Krish Panu and Thomas C. Hoster, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                  Date
              ---------                                 -----                                  ----
/s/ KRISH PANU                         Chairman of the Board of Directors,                October 24, 2000
--------------------------------       President and Chief Executive Officer
Krish Panu

/s/ THOMAS C. HOSTER                   Vice President, Finance and Administration         October 24, 2000
--------------------------------       and Chief Financial Officer
Thomas C. Hoster

/s/ RODRIC C. FAN                      Director and Chief Technology Officer              October 24, 2000
--------------------------------
Rodric C. Fan

/s/ KRIS CHELLAM                       Director                                           October 24, 2000
--------------------------------
Kris Chellam

/s/ STUART PHILLIPS                    Director                                           October 24, 2000
--------------------------------
Stuart Phillips

/s/ ANDREW SHEEHAN                     Director                                           October 24, 2000
--------------------------------
Andrew Sheehan

/s/ T. PETER THOMAS                    Director                                           October 24, 2000
--------------------------------
T. Peter Thomas

                               INDEX TO EXHIBITS

  Exhibit
  Number
  ------

    5.1        Opinion of Venture Law Group, a Professional Corporation

   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

   23.2        Independent Auditors' Consent

   24.1        Powers of Attorney (See signature page)